                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:


  Preliminary Proxy Statement             [_] Confidential, for Use of the
                                              Commission Only
                                              (as permitted by Rule 14a-
                                              6(e)(2))



[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                SOLOPOINT, INC.
                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
22(a)(2) of Schedule 14A.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:

                                SOLOPOINT, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                      To be held on October 26, 1999

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of SoloPoint, Inc., a California corporation (the "Company"), will be held on Tuesday, October 26, 1999 at 11:00 a.m., local time, at the Company's offices located at 130-B Knowles Drive, Los Gatos, California 95032 for the following purposes:

  1. To increase the number of shares of Common Stock reserved for issuance under the Company's 1993 Incentive Stock Plan from 949,250 to 1,549,250 shares;

  2. To approve the amendment to the Company's Articles of Incorporation, and to authorize the officers of the Company to take all necessary action, to effect a one time, one-for-three reverse stock split of the Company's outstanding Common Stock, if and when the Company's management determines that such a reverse stock split is needed to ensure the Company's compliance with the listing requirements of the Nasdaq SmallCap Market;

  3. To change the Company's name to "SoloPoint.com, Inc."; and

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  These items of business are more fully described in the Proxy Statement accompanying this notice.

  Only shareholders of record at the close of business on September 24, 1999 are entitled to notice of and to vote at the meeting.

  All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has returned a proxy.

                                       By order of the Board of Directors

                                       /s/ Michael J. O'Donnell

                                       Michael J. O'Donnell
                                       Secretary

Los Gatos, California
September 30, 1999


 IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE
      AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                SOLOPOINT, INC.

                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF SHAREHOLDERS

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed Proxy is solicited on behalf of Board of Directors of SoloPoint, Inc., a California corporation (the "Company"), for use at the Special Meeting of Shareholders (the "Special Meeting") to be held on Tuesday, October 26, 1999, at 11:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Shareholders. The Special Meeting will be held at the Company's principal executive offices located at 130-B Knowles Dr., Los Gatos, California 95032. The Company's telephone number at that address is
(408) 364-8850.

  These proxy solicitation materials were mailed on or about October 11, 1999 to all shareholders entitled to vote at the Special Meeting. The Company's Board of Directors has unanimously approved the matters being submitted for shareholder approval at the Special Meeting.

Record Date; Outstanding Shares

  Shareholders of record at the close of business on September 24, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, 4,981,284 shares of Common Stock were issued and outstanding held of record by approximately 107 shareholders.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

Voting and Solicitation

  Except as provided below with respect to cumulative voting, each share of Common Stock is entitled to one vote with respect to the matters set forth herein. Every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting, and the shareholder, or any other shareholder, has given notice at the Special Meeting prior to the voting of the intention to cumulate such shareholder's votes.

  The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by certain of the Company's officers, directors and regular employees, without compensation, personally or by telephone or telecopy.

Deadline for Receipt of Shareholder Proposals

  Proposals which are intended to be presented by shareholders at the Company's next annual meeting of shareholders, which is proposed to be held in June 2000, must be received by the Company no later than December 31, 1999 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                PROPOSAL NO. 1

                    AMENDMENT OF 1993 INCENTIVE STOCK PLAN

General

  The Company's 1993 Incentive Stock Plan (the "Incentive Plan"), was originally adopted by the Board of Directors and approved by the shareholders in 1993. The Incentive Plan provides for grants of incentive stock options, nonstatutory stock options, and stock purchase rights to employees (including employees who are officers) of the Company and its subsidiaries. The Incentive Plan also provides for grants of nonstatutory stock options and stock purchase rights to consultants. In September 1999, the Board of Directors approved an amendment to the Incentive Plan increasing to a total of 1,549,250 the shares of Common Stock reserved for issuance under the Incentive Plan. There are currently 949,250 shares of Common Stock reserved for issuance under the Incentive Plan. As of September 30, 1999, options to purchase 747,260 shares were outstanding under the Incentive Plan and 171,693 shares remained available for future grant. The Incentive Plan may be administered by the Board of Directors or by a committee appointed by the Board. The Incentive Plan is currently administered by the Board of Directors.

  The shareholders are now being requested to consider and approve an amendment to the Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder to a new total of 1,549,250 shares. The primary purpose for the increase in shares is to attract and retain employees as the Company continues the strategic implementation of its Internet initiatives.

Summary of the Incentive Plan

  The essential features of the Incentive Plan are summarized below. This summary does not purport to be complete and is subject to, and qualified by reference to, all provisions of the Incentive Plan, a copy of which is available from the Company upon request.

  General. The purpose of the Incentive Plan is to attract and retain the best available personnel, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the Incentive Plan. Options granted under the Incentive Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

  Administration. The Incentive Plan may generally be administered by the Board or a committee appointed by the Board. The administrators of the Incentive Plan are referred to herein as the "Administrator."

  Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the Incentive Plan to employees, consultants and directors of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, consultants and directors to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

  Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Incentive Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 75,000 shares of Common Stock. Notwithstanding this limit, however, in connection with an employee's initial employment, he or she may be granted options or stock purchase rights to purchase up to an additional 75,000 shares of Common Stock.

  Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

    (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The exercise price of a nonstatutory stock option shall be determined by the Administrator. The fair market value of the Common Stock is generally determined with reference to the mean of the bid and asked prices of the Common Stock for the date of grant as reported by the Wall Street Journal or the Nasdaq National Market System.

    (b) Exercise of Option; Form of Consideration. The Administrator specifies in the option agreement when options become exercisable. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Incentive Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercise, any combination thereof, reduction of any liability to optionee, or any other legal form of consideration.

    (c) Term of Option. The term of option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

    (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Incentive Plan expire on the earlier of (i) the date set forth in his or her notice of grant (which date in the case of an incentive stock option may not be more than three
  (3) months after the date of such termination, and in the case of a nonstatutory stock option, may not be more than six (6) months after the date of such termination), or (ii) the expiration date of such option. To the extent the option is exercisable at the time of the optionee's termination, the optionee may exercise all or part of his or her option at any time before it terminates.

    (e) Disability. If an optionee's employment or consulting relationship terminates as a result of disability, then all options held by such optionee under the Incentive Plan expire (i) 6 months from the date of such termination (or such longer period of time not exceeding 12 months as determined by the Administrator), but only to the extent that the optionee is entitled to exercise it on the date of termination (and in no event later than the expiration of the term of the option as set forth in the notice of grant). The optionee (or the optionee's estate or a person who has acquired the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

    (f) Death. In the event of an optionee's death: (i) during the optionee's employment or consulting relationship with the Company where the optionee has been in continuous status as an employee or consultant of the Company since the date of the grant of the option, the option may be exercised, at any time within 6 months of the date of death (but no later than the expiration date of such option) by the optionee's estate or a person who has acquired the right to exercise the option by bequest or inheritance, but only to the extent that the optionee's right to exercise the option would have accrued if he or she had remained an employee or consultant of the Company 6 months after the date of death; or (ii) within 30 days (or such other period of time not exceeding 3 months as determined by the Administrator) after the optionee's employment or consulting relationship with the Company terminates, the option may be exercised at anytime within 6 months (or such other period of time as determined by the Administrator) following the date of death (but in no event later than the expiration date of the option) by the optionee's estate or a person who has acquired the right to exercise the option by bequest or inheritance, but only to the extent of the optionee's right to exercise the option at the date of termination.

    (g) Nontransferability of Options. Options granted under the Incentive Plan are not transferable other than by will or the laws of descent and distribution, and may be exercisable during the optionee's lifetime only by the optionee.

    (h) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Incentive Plan as may be determined by the Administrator.

  Stock Purchase Rights. A stock purchase right gives the purchaser a period of no longer than 6 months from the date of grant to purchase Common Stock. The purchase price of Common Stock purchased pursuant to a stock purchase right is determined in the same manner as for nonstatutory stock options. A stock purchase right is accepted by the execution of a restricted stock purchase agreement between the Company and the purchaser, accompanied by the payment of the purchase price for the shares. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall give the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death and disability). The purchase price for any shares repurchased by the Company shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option lapses at a rate determined by the Administrator. A stock purchase right is nontransferable other than by will or the laws of descent and distribution, and may be exercisable during the optionee's lifetime only by the optionee.

  Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Incentive Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Incentive Plan, and the exercise price of any such outstanding option or stock purchase right.

  In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may allow the optionees to exercise their options as to all the stock covered by such options fifteen (15) days prior to the consummation of the liquidation or dissolution.

  In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or right may be substituted by the successor corporation. If the successor corporation refuses to assume an option or stock purchase rights, or to substitute substantially equivalent options or rights, then the optionee shall fully vest in and have the right to exercise the option or stock purchase right as to all of the stock subject to such option or stock purchase right, including shares as to which it would not otherwise be vested or exercisable.

  Amendment and Termination of the Incentive Plan. The Board may amend, alter, suspend or terminate the Incentive Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the Incentive Plan to the extent necessary to comply with Section 162(m) of the Code and Section 422 of the Code, or any other applicable rule or statute. No such action by the Board or shareholders may alter or impair any option or stock purchase right previously granted under the Incentive Plan without the consent of the optionee.

Federal Income Tax Consequences

  Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

  Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

  Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

  The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

  The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights, and the Company with respect to the grant and exercise of options and stock purchase rights under the Incentive Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

Required Vote

  The affirmative vote of the holders of a majority of the Common Stock present or represented at the Special Meeting is required to approve Proposal No. 1.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
                           VOTE "FOR" PROPOSAL NO. 1

                                PROPOSAL NO. 2

                              REVERSE STOCK SPLIT

General

  The Board of Directors of the Company has approved a proposal (the "Reverse Stock Split Proposal") to amend the Company's Articles of Incorporation, and to authorize the Company's officers to take all necessary action, to effect a one-time, one-for-three reverse stock split of the Company's outstanding Common Stock, no par value per share (the "Common Stock") if and when the Company's management determines that such a reverse stock split is needed to ensure the Company's compliance with the listing requirements of the Nasdaq SmallCap Market, subject to the approval by the shareholders of the Company. The Reverse Stock Split Proposal provides for the combination and reclassification of the presently issued and outstanding shares of Common Stock, into a smaller number of shares of identical Common Stock, on the basis of one share of Common Stock for each three shares of Common Stock previously issued and outstanding (the "Reverse Stock Split"). Except as may result from the payment of cash for fractional shares as described below, each shareholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as each shareholder did immediately prior to the Reverse Stock Split. If approved by the shareholders of the Company as provided herein and if and when deemed necessary by the Company's management, the Reverse Stock Split will be effected by filing a Certificate of Amendment of the Company's Amended and Restated Articles of Incorporation in substantially the form attached to this Proxy Statement as Appendix A (the "Reverse Stock Split Amendment") with the California Secretary of State, and will become effective on the date (the "Effective Date") that the Reverse Stock Split Amendment is accepted by the California Secretary of State. The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is hereby incorporated by reference herein.

  On the Effective Date, each share of Common Stock issued and outstanding will automatically be reclassified and converted into one-third of a share of Common Stock. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split. Shareholders entitled to receive a fractional share of Common Stock as a consequence of the Reverse Stock Split will, instead, receive from the Company a cash payment in U.S. dollars equal to such fraction multiplied by three times the arithmetic mean average closing bid price per share of the Common Stock on the Nasdaq SmallCap Market for the five trading days immediately preceding the Effective Date.

  The Company expects that, if the Reverse Stock Split Proposal is approved by the shareholders at the Special Meeting, the Reverse Stock Split Amendment will only be followed at such time as the Company's management determines that the reverse stock split is necessary to ensure the Company's compliance with the listing requirements of the Nasdaq SmallCap Market. Accordingly, notwithstanding approval of the Reverse Stock Split Proposal by the shareholders of the Company, management may elect not to file, or to delay the filing of, the Reverse Stock Split Amendment.

Reasons for the Reverse Stock Split

  The primary purpose of the Reverse Stock Split is to combine the outstanding shares of Common Stock so that the Common Stock outstanding after giving effect to the Reverse Stock Split trades at a significantly higher price per share than the Common Stock outstanding before giving effect to the Reverse Stock Split.

  During the 1999 calendar year, the closing bid price for the Common Stock on the Nasdaq SmallCap Market ranged from $.63 to $2.69 per share. The closing bid price for the Common Stock on September 28, 1999 was $.63 per share. The Company believes that such a low quoted market price per share may discourage potential new investors, increase market price volatility and decrease the liquidity of the Common Stock. Most importantly, pursuant to Nasdaq SmallCap Market listing requirements the minimum bid price for the Company's Common Stock must be at least $1.00 per share for continued inclusion of the Common Stock on the Nasdaq SmallCap Market. The Company believes, but cannot assure, that the Reverse Stock Split will enable the

Common Stock to trade above the $1.00 minimum bid price established by the listing requirements of the Nasdaq SmallCap Market.

  The Company believes that maintaining the listing of the Common Stock on the Nasdaq SmallCap Market is in the best interests of the Company and its shareholders. Inclusion in the Nasdaq SmallCap Market increases liquidity and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, the continued Nasdaq SmallCap Market listing may enhance the Company's access to capital and increase the Company's flexibility in responding to anticipated capital requirements. The Company believes that prospective investors will view an investment in the Company more favorably if its shares qualify for listing on the Nasdaq SmallCap Market.

  For the above reasons, the Company believes that having the ability to effect the Reverse Stock Split as necessary to ensure compliance with the listing requirements of the Nasdaq SmallCap Market is in the best interests of the Company and its shareholders. However, there can be no assurances that the Reverse Stock Split, if effected, will have the desired consequences. The Company anticipates that, following the consummation of the Reverse Stock Split, the Common Stock will trade at a price per share that is significantly higher than the current market price of the Common Stock. However, there can be no assurance that, following the Reverse Stock Split, the Common Stock will trade at three times the market price of the Common Stock prior to the Reverse Stock Split.

Effect of the Reverse Stock Split Proposal

  Subject to shareholder approval, the Reverse Stock Split Proposal will be effected by filing the Reverse Stock Split Amendment to the Company's Certificate of Incorporation, and will be effective immediately upon such filing. The actual timing of such filing will be determined by the Company's management based upon their evaluation as to when and if such action is necessary to ensure the Company's compliance with the listing requirements of the Nasdaq SmallCap Market, and when such action will be most advantageous to the Company and its shareholders. The Company reserves the right to forego or postpone filing the Reverse Stock Split Amendment, if such action is determined not to be in the best interests of the Company and its shareholders.

  Each shareholder that owns fewer than three Common Stock will have such shareholder's fractional share of Common Stock converted into the right to receive cash as set forth below in "Exchange of Stock Certificates and Payment for Fractional Shares." The interest of such shareholder in the Company will thereby be terminated, and such shareholder will have no right to share in the assets or future growth of the Company. Each shareholder that owns three or more shares of Common Stock will continue to own shares of Common Stock and will continue to share in the assets and future growth of the Company as a shareholder. Such interest will be represented by one-third as many shares as such shareholder owned before the Reverse Stock Split, subject to the adjustment for fractional shares in which case such shareholder shall receive cash in lieu of such fractional share. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (collectively, "Convertible Securities") and the per share exercise or conversion prices thereof, will be adjusted appropriately as of the Effective Date, so that the aggregate number of shares of Common Stock issuable in respect of Convertible Securities immediately following the Effective Date will be one-third of the number issuable in respect thereof immediately prior to the Effective Date, the per share exercise price immediately following the Effective Date will be 300% of the per share exercise or conversion price immediately prior to the Effective Date, and the aggregate exercise or conversion prices thereunder shall remain unchanged.

  The Reverse Stock Split will also result in some shareholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

  The Company is authorized to issue 35,000,000 shares of Common Stock, of which 4,981,284 shares were issued and outstanding at the close of business on the Record Date. The Company is also authorized to issue 5,000,000 shares of Preferred Stock, no par value (the "Preferred Stock"), of which none were issued and outstanding at the close of business on the Record Date.

  If the Reverse Stock Split were carried out the shares of Common Stock outstanding on the Record Date would be reduced from 4,981,284 to approximately 1,660,428. In such event, the Company estimates that it would have approximately the same number of shareholders. Except for the receipt of cash in lieu of fractional interests, the completion of the Reverse Stock Split would not affect any shareholder's proportionate equity interest in the company.

  The Common Stock is currently listed on the Nasdaq SmallCap Market, under the trading symbol "SLPTC". This is an interim trading symbol due to Nasdaq's granting of continued listing of the Company's Common Stock on the Nasdaq SmallCap Market with an exception. Once this exception is removed the Company will return trading under its regular symbol "SLPT."

Exchange of Stock Certificates and Payment for Fractional Shares

  The combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of shareholders of the Company and without regard to the date certificates representing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. If the number of shares of Common Stock to which a holder is entitled as a result of the Reverse Stock Split would otherwise include a fraction, the Company will pay to the shareholder, in lieu of issuing fractional shares of the Company, cash in an amount equal to the same fraction multiplied by four times the average closing price of the Common Stock on the Nasdaq SmallCap Market for the five days immediately preceding the Effective Date. A change in the closing price of the Common Stock will affect the amount received by shareholders in lieu of fractional shares.

  As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of Common Stock such shareholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each shareholder should surrender the certificates representing shares of Common Stock prior to the Reverse Stock Split, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of Common Stock that he holds as a result of the Reverse Stock Split and any cash payable in lieu of a fractional share. SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

  After the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date (an "old certificate") will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of Common Stock, and the right to receive from the Company the amount of cash for any fractional shares, into which the shares of Common Stock evidenced by such certificate have been converted by the Reverse Stock Split, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by the Company after the Effective Date, until the old certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the old certificates, all such unpaid dividends or distributions will be paid without interest.

Certain Federal Income Tax Considerations

  The following discussion describes certain material federal income tax considerations relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1986 (the "Code"), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. All shareholders should consult with their own tax advisors.

  This discussion may not address certain federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of shareholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

  SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

  The Company should not recognize any gain, or loss as a result of the Reverse Stock Split. No gain or loss should be recognized by a shareholder who receives only Common Stock upon the Reverse Stock Split. A shareholder who receives cash in lieu of a fractional share of Common Stock that otherwise would be held as a capital asset generally should recognize capital gain or loss on an amount equal to the difference between the cash received and the shareholder's basis in such fractional share of Common Stock. For this purpose, a shareholder's basis in such fractional share of Common Stock will be determined as if the shareholder actually received such fractional share. Except as provided with respect to fractional shares, the aggregate tax basis of the shares of Common Stock held by a shareholder following the Reverse Stock Split will equal the shareholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro-rata basis. Shareholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the post-Reverse Stock Split shares of Common Stock received in exchange therefor.

Required Vote

  The affirmative vote of the holders of a majority of the Common Stock present or represented at the Special Meeting is required to approve Proposal No. 2.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
                           VOTE "FOR" PROPOSAL NO. 2

                                PROPOSAL NO. 3

                       APPROVAL OF CORPORATE NAME CHANGE

  The Board of Directors of the Company has approved a proposal to amend the Company's Articles of Incorporation to change the name of the Company to "SoloPoint.com, Inc.", subject to the approval by the shareholders of the Company. The Board believes that because the name "SoloPoint.com, Inc." focuses attention on the Company's increasingly important Internet initiatives, approval of the corporate name change is in the best interests of the Company and the shareholders. If approved by the shareholders of the Company as provided herein, the corporate name change will be effected by filing a Certificate of Amendment of the Company's Amended and Restated Articles of Incorporation in substantially the form attached to this Proxy Statement as Appendix B (the "Corporate Name Change Amendment"), and will become effective on the date that the Corporate Name Change Amendment is accepted by the California Secretary of State. If the Reverse Stock Split Amendment is first filed with and accepted by the California Secretary of State, the change of corporate name will be accomplished thereby.

Required Vote

  The affirmative vote of the holders of a majority of the Common Stock present or represented at the Special Meeting is required to approve Proposal No. 3.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
                           VOTE "FOR" PROPOSAL NO. 3

                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of September 30, 1999 by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director,
(iii) the Company's Chief Executive Officer and each of the other executive officers of the Company other than the Chief Executive Officer whose total salary and bonus for fiscal year 1998 exceeded $100,000 (together, the "Named Officers") and (iv) all executive officers and directors as a group.

       Five Percent
    Shareholders,
    Directors and                     Percent
    Executive                       Beneficially
    Officers(1)            Number     Owned(2)
    ---------------       --------- ------------
VENTURESTAR, INC........  2,305,422     46.3%
 1787 North First Street
 Suite 650
 San Jose, CA 95122
Hui-Chuan Liu...........    276,650      5.6%
 8th Floor, 9,
 Lane 311, Alley 48
 Hoping East Road
 Taipei, Taiwan R.O.C.
Edward M. Esber, Jr.        105,634      2.1%
 (4)....................
 c/o SoloPoint, Inc.
 130-B Knowles Dr.
 Los Gatos, CA 95032
Arthur G. Chang (5).....     80,943      1.6%
 c/o SoloPoint, Inc.
 130-B Knowles Dr.
 Los Gatos, CA 95032
Donald Nanneman (6).....     13,818        *
 c/o SoloPoint, Inc.
 130-B Knowles Dr.
 Los Gatos, CA 95032
Ronald J. Tchorzewski         9,869        *
 (7)....................
 c/o SoloPoint, Inc.
 130-B Knowles Dr.
 Los Gatos, CA 95032
Patrick Grady (8).......      3,376        *
 Borealis Technology
 Corp.
 4070 Silver Sage Drive
 Carson City, NV 89701
Murali Narayanan (9)....     17,145        *
 Skytel
 200 South Lamar Street,
 7th Floor
 Jackson, MS 39201
All directors and
 officers as a group (6
 persons) (10)..........    230,785      4.5%

--------
*   Less than 1%
(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. All numbers in this table take into account the Company's 1998 one-for-four reverse stock split.

(2) Applicable percent ownership is based on 4,981,284 shares of Common Stock outstanding as of September 30, 1999.
(3) Includes 512,316 shares held by InveStar Burgeon Venture Capital, Inc. 768,474 shares held by InveStar Dayspring Venture Capital, Inc. 768,474 shares held by InveStar Excelsus Venture Capital (Int'l), Inc. LDC, and 256,158 shares held by Forefront Venture Partners, L.P.
(4) Includes 32,188 shares subject to options exercisable within 60 days of September 30, 1999. An additional 50,000 of Mr. Esber's shares are subject to repurchase options granted to the Company under two separate agreements. The first agreement grants the Company an option to repurchase 35,000 of Mr. Esber's shares within 90 days following the termination of Mr. Esber's employment with the Company. Under the agreement, one-fourth (8,750) of the shares were released from the repurchase option on November 26, 1996, and one-forty-eighth (approximately 729) of the shares were released from the repurchase option on October 26, 1996 and one-forty-eighth of the shares will be released on the twenty-sixth day of each month thereafter until all of the shares were released. As of September 30, 1999, 50,000 shares originally subject to repurchase by the Company had been released from the repurchase option. In the event of a Change of Control of the Company (as defined in the agreement), an additional number of shares equal to one-half of the number of shares that have not been released from the Company's repurchase option as of the closing of such Change in Control shall become immediately exercisable on the consummation of such Change in Control. The second agreement grants the Company an option to repurchase the remaining 15,000 shares within 90 days following the termination of Mr. Esber's employment with the Company. Under the agreement, one-forty-eighth (313) of the shares were released on June 1, 1996, and an additional one-forty-eighth of the shares are to be released on the first day of each month thereafter until all of the shares have been released. The second agreement contains identical Change of Control provisions as the agreement governing the aforementioned 35,000 shares. As of September 30, 1999, approximately 12,520 of the shares originally subject to repurchase by the Company had been released from the repurchase option.
(5) Includes 49,868 shares subject to options exercisable within 60 days from September 30, 1999. The remaining 28,750 of Mr. Chang's shares are subject to repurchase options granted to the Company under two separate agreements. The first agreement grants the Company an option to repurchase 18,750 of Mr. Chang's shares within 90 days following the termination of Mr. Chang's employment with the Company. Under the agreement, one-fourth (approximately 4,688) of the shares were released from the repurchase option on January 1, 1997. One-forty-eighth (approximately 599) of the shares were released from the repurchase option on February 1, 1997 and one-forty-eighth of the shares will be released on the first day of each month thereafter until all of the shares have been released. As of September 30, 1999, approximately 17,189 of the shares originally subject to repurchase by the Company had been released from the repurchase option. In the event of a Change of Control of the Company (as defined in the agreement), an additional number of shares equal to one-half of the number of shares that have not been released from the Company's repurchase option as of the closing of such Change in Control shall become immediately exercisable on the consummation of such Change in Control. The second agreement grants the Company an option to repurchase the remaining 10,000 shares within 90 days following the termination of Mr. Chang's employment with the Company. Under the agreement, one-forty-eighth (approximately
    208) of the shares were released on June 1, 1996, and an additional one-forty-eighth of the shares will be released on the first day of each month thereafter until all shares have been released. As of September 30, 1999 approximately 8,320 of the shares originally subject to repurchase by the Company had been released from the repurchase option. The second agreement contains identical Change of Control provisions as the agreement governing the aforementioned 18,750 shares.
(6) Includes 13,818 shares subject to options exercisable within 60 days from September 30, 1999.
(7) Includes 9,869 shares subject to options exercisable within 60 days from September 30, 1999.
(8) Includes 3,376 shares subject to options exercisable within 60 days from September 30, 1999. Mr. Grady, a director of the Company, is H.J. Meyers & Co., Inc.'s nominee to the Board of Directors pursuant to agreement with the Company. See "Certain Relationships and Related Transactions."
(9) Includes 3,313 shares subject to options exercisable within 60 days from September 30, 1999.
(10) Includes 112,432 shares subject to options exercisable within 60 days from September 30, 1999.

                            EXECUTIVE COMPENSATION

Executive Officers

  The executive officers of the Company and certain information about them as of December 31, 1998 are listed below:

   Name                                Age           Company Positions
   ----                                ---           -----------------
Edward M. Esber, Jr. (1)..............  46 Chairman of the Board of Directors
Arthur G. Chang (2)...................  40 President and Chief Executive Officer
Ronald J. Tchorzewski.................  48 Chief Financial Officer
Donald Nanneman.......................  44 Vice President of Marketing

--------
(1) Mr. Esber resigned as President and Chief Executive Officer effective February 4, 1998 and became Chairman of the Board of the Company as of such date.
(2) Mr. Chang resigned as Chief Operating Officer effective February 4, 1998 in order to assume the position of President and Chief Executive Officer of the Company.

  Arthur G. Chang has served as a Director of the Company since July 1998. Mr. Chang joined the Company as Chief Operating Officer and Vice President of Research and Development in February 1996. Effective February 1998, Mr. Chang serves as the Company's President and Chief Executive Officer. From November 1993 to April 1995, Mr. Chang was Chairman, President, Chief Executive Officer and Director of CommVision Corporation, a wide area remote access company. From February 1988 to April 1993, Mr. Chang was co-founder and Senior Vice President of Product Development and Product Marketing for Parallan Computer, Inc. (now Meridian Data, Inc.), a company that made fault-tolerant superservers for PC networks. Mr. Chang holds a bachelors degree in electrical engineering from Northwestern University and a master's degree in electrical and computer science from the University of California at Berkeley.

  Edward M. Esber, Jr. became the Chairman of the Board of the Company in February 1998. Mr. Esber served as the Company's President, Chief Executive Officer, and Director from October 1995 until February 1998 and served as the Company's Chief Financial Officer from May 1996 until July 1997. From May 1994 to June 1995, Mr. Esber was Chairman, Chief Executive Officer and President of Creative Insights, Inc., a computer toys company. From May 1993 to June 1994, Mr. Esber was President and Chief Operating Officer of Creative Labs, Inc., the US subsidiary of Creative Technology Ltd. From 1985 to 1990, Mr. Esber was Chairman, President, Chief Executive Officer and Director of Ashton-Tate, a database software company and maker of dBase. Mr. Esber as served as a director of Quantum Corp. since 1988, Borealis Technology Corporation since 1996 and Integrated Circuit Systems Technology since 1997. Mr. Esber holds a bachelor's degree in computer engineering from Case Western Reserve University, a master's degree in electrical engineering from Syracuse University and a M.B.A. in general management from Harvard Business School.

  Ronald J. Tchorzewski joined the Company in October 1996 as Vice President of Finance as was elected Chief Financial Officer in July 1997. From July 1996 to October 1996, Mr. Tchorzewski was an independent consultant. From September 1993 to July 1996, Mr. Tchorzewski served as Chief Financial Officer of ULTRADATA Corporation. From July 1987 to September 1993, Mr. Tchorzewski held various positions with Cadence Design Systems, Inc., most recently as Vice President and Corporate Controller. Mr. Tchorzewski holds a bachelor's degree in accounting from Seton Hall University and a master's degree in finance from Seton Hall University.

  Donald Nanneman joined the Company in January 1997 as Vice President of Marketing. From March 1992 to December 1996, Mr. Nanneman was Group Marketing Manager of Octel Communications. Prior to joining Octel, Mr. Nanneman was Vice President of Sales and Marketing for MediaWorks, a workgroup software publisher. Prior to Media Works, Mr. Nanneman held marketing management positions with Apple Computer, Britton Lee and other technology companies.

Compensation Tables

  Summary Compensation Table. The following table sets forth the compensation paid by the Company to the Chief Executive Officer and each of the other executive officers of the Company whose total salary and bonus for fiscal year 1998 exceeded $100,000 (collectively the "Named Officers"). All stock numbers in the table reflect the Company's 1998 one-for-three reverse stock split.

                                             Annual          Long-Term
                                          Compensation      Compensation
                                        ----------------    ------------
                                                             Securities
                                                             Underlying      All Other
Name of Principal Position  Fiscal Year  Salary   Bonus      Options #    Compensation(2)
--------------------------  ----------- -------- -------    ------------  ---------------
Edward M. Esber, Jr.,....      1996     $180,000 $45,000(1)       --          $4,496
 Chief Executive Officer,      1997      180,000  72,000(1)    18,750(6)       5,299
 President and Director        1998       68,288               41,250(4)       7,014
Arthur G. Chang,.........      1996      104,583     --           --           4,197
 Chief Operating Officer       1997      156,000  18,000(5)    18,750(6)       4,764
                               1998      166,000               65,125(7)       6,225
Ronald J. Tchorzewski....      1996       27,083     --         6,250(9)         --
 Chief Financial Offi-
  cer(8)                       1997      130,000     --        21,875(10)      5,254
                               1998      130,000                  --           6,225
Donald Nanneman..........      1997      130,000     --        22,500(12)      5,299
 Vice President of Mar-
  keting(11)                   1998      140,000                  --           4,092

--------
(1) Represents bonus earned by the Named Officer based upon his performance in the year noted but credited in the subsequent year against the Named Officer's indebtedness to the Company. See "Certain Relationships and Related Transactions."
(2) Consists of life and health insurance premiums paid by the Company.
(3) Pursuant to the Company's 1993 Incentive Stock Plan, an option to purchase 18,750 shares of Common Stock at a price of $3.50 per share was granted to Mr. Esber in December 1997. Such option vests on a monthly basis over a four-year period commencing July 1, 1997. As of December 31, 1998, such option was vested with respect to 7,031 shares of Common Stock.
(4) Pursuant to the Company's 1993 Incentive Stock Plan, options were granted to Mr. Esber as follows: (a) 11,250 shares at a price of $3.50 per share on January 5, 1998, vesting on a monthly basis over a four-year period commencing June 1, 1997; and (b) 30,000 shares at a price of $1.25 per share on June 16, 1998, vesting on a monthly basis over a four-year period commencing on March 1, 1998. As of December 31, 1998 such options were vested with as to (a) 4,219 shares and (b) 5,625 shares, respectively.
(5) Represents bonus earned by the Named Officer based upon his performance in the year noted but paid in the subsequent year.
(6) Pursuant to the Company's 1993 Incentive Stock Plan, an option to purchase 18,750 shares of Common Stock at a price of $3.50 per share was granted to Mr. Chang in December 1997. Such option vests on a monthly basis over a four-year period commencing July 1, 1997. As of December 31, 1998, such option was vested with respect to 7,031 shares of Common Stock.
(7) Pursuant to the Company's 1993 Incentive Stock Plan, options were granted to Mr. Chang as follows: (a) 1,375 shares at a price of $3.50 per share on January 5, 1998, vesting on a monthly basis over a four-year period commencing June 1, 1997; (b) 38,750 shares at a price of $1.25 per share on June 16, 1998, vesting on a monthly basis over a four-year period commencing on March 1, 1998; and (c) 25,000 shares at a price of $0.2188 per share on October 22, 1998, vesting over a four-year period commencing October 22, 1998. As of December 31, 1998 such options were vested with as to (a) 516 shares, (b) 7,266 shares and (c) 521 shares, respectively.
(8) Mr. Tchorzewski joined the Company in October 1996.
(9) Pursuant to the Company's 1993 Incentive Stock Plan, an option to purchase 6,250 shares of Common Stock at a price of $12.00 per share was granted to Mr. Tchorzewski in October 1996. Such option was canceled and regranted at a price of $9.50 in January 1997 and was again canceled and regranted at a price of $3.50 on December 31, 1997, pursuant to the Company's stock option exchange program under the Company's 1993 Incentive Stock Plan (see description below). Such option vests on a monthly basis over a four-year period commencing January 29, 1997. As of December 31, 1998, such option was vested with respect to 3,125 shares of Common Stock.
(10) Consists of options to purchase 5,625 shares of Common Stock as original grants pursuant to the Company's 1993 Incentive Stock Plan and options to purchase 16,250 shares of Common Stock as regrants of canceled stock options pursuant to the Company's stock option exchange program. An option to purchase 1,875 shares of Common Stock was originally granted to Mr. Tchorzewski at a price of $8.50 per share in July 1997 and was subsequently canceled and regranted at a price of $3.50 per share in December 1997. Such option vests at the rate of 1/4th of the shares on the first anniversary of the original grant date and vests on a monthly basis over the subsequent three years. An option to purchase 5,625 shares of Common Stock was granted to Mr. Tchorzewski at a price of $3.50 per share in December 1997. Such option vests on a monthly basis over a four-year period commencing July 1, 1997. As of December 31, 1998, both such options were vested with respect to an aggregate 2,812 shares of Common Stock.
(11) Mr. Nanneman joined the Company in January 1997.
(12) Consists of options to purchase 13,750 shares of Common Stock as original grants pursuant to the Company's 1993 Incentive Stock Plan and options to purchase 8,750 shares of Common Stock as regrants of canceled stock options pursuant to the Company's stock option exchange program. An option to purchase 8,750 shares of Common Stock was originally granted to Mr. Nanneman at a price of $7.00 per share in January 1997 and was subsequently canceled and regranted at a price of $3.50 per share in December 1997. Such option vests at the rate of 1/4th of the shares on the first anniversary of the original grant date and vests on a monthly basis over the subsequent three years. An option to purchase 5,000 shares of Common Stock was granted to Mr. Nanneman at a price of $3.50 per share in December 1997. Such option vests on a monthly basis over a four-year period commencing July 1, 1997. As of December 31, 1998, both such options were vested with respect to an aggregate 6,250 shares of Common Stock.

  Employment Contracts. In October 1995, The Company entered into an employment agreement with Edward M. Esber, Jr., former President and Chief Executive Officer and current Chairman of the Board of the Company. Pursuant to such agreement, Mr. Esber received an annual base salary of $180,000 plus a performance bonus of up to $72,000 for fiscal 1997. Mr. Esber's bonus for 1997 was credited in the 1998 against the Mr. Esber's indebtedness to the Company. Pursuant to Mr. Esber's employment agreement, if Mr. Esber's employment is involuntarily terminated without cause prior to November 1, 1999, Mr. Esber will continue to receive his base salary and benefits for a period of six months from the date of termination. See "Certain Relationships and Related Transactions."

  In February 1996, the Company entered into an employment agreement with Arthur G. Chang, the former Chief Operating Officer and current President and Chief Executive Officer of the Company. Pursuant to such agreement, Mr. Chang received an annual salary of $85,000. In 1996, Mr. Chang's annual salary was increased (i) to $132,000, (ii) to $156,000 for 1997, and (iii) to $168,000
for 1998. See "Certain Relationships and Related Transactions."

  In October 1996, the Company entered into an employment agreement with Ronald J. Tchorzewski, the Chief Financial Officer of the Company. Pursuant to such agreement, Mr. Tchorzewski receives an annual salary of $130,000.

  In January 1997, the Company entered into an employment agreement with Donald Nanneman, the Vice President of Marketing of the Company. Pursuant to such agreement, Mr. Nanneman receives an annual salary of $130,000. Mr. Nanneman's salary has since been increased to $142,000.

  The Company currently has no other compensatory plan or arrangement with any of the Named Officers where the amounts to be paid exceed $100,000 and which are activated upon resignation, termination or retirement of any such executive officer upon a change in control of the Company.

Stock Option Information

  Option Grants in Last Fiscal Year. The following table sets forth certain information concerning grants of stock options to each of the Named Officers during the fiscal year ended December 31, 1998.

                       Option Grants in Last Fiscal Year

                                               % of Total
                                   Number of    Options
                                   Securities  Granted to
                                   Underlying  Employees  Exercise
                                    Options    in Fiscal    Price   Expiration
               Name                Granted(1)     Year    Per Share    Date
               ----                ----------  ---------- --------- ----------
Edward M. Esber, Jr., ............   41,250(2)    26.1%      $1.25       1/5/08
 President, Chief Executive                               to $3.50   to 6/16/08
 Officer and Director
Arthur G. Chang, .................   65,125(3)    41.2%   $ 0.2188       1/5/08
 Chief Operating Officer                                  to $3.50  to 10/22/08
Donald Nanneman...................    7,000(4)     4.4%      $1.25      6/16/08
 Vice President of Marketing

--------
(1) The options referenced in the foregoing table are intended to be incentive stock options to the extent permitted by applicable law. The Company's 1993 Amended Incentive Stock Plan (the "Incentive Plan") also provides for the grant of non-qualified stock options. Incentive stock options may be granted under the Incentive Plan at an exercise price no less than fair market value on the date of grant. For so long as the Company's Common Stock is listed on the Nasdaq National Market, the fair market value is the closing sale price for the Common Stock. Non-qualified options may be granted at an exercise price of no less than 85% of fair market value on the date of grant. Options generally become exercisable as to 25% of the shares subject to the option one year after the date of grant, and as to the remainder in equal monthly installments over the succeeding 36 months. Options generally terminate on the earlier of thirty days after termination of the optionee's employment by or services to the Company, or ten years after grant.
(2) An option to purchase 11,250 shares of Common Stock was granted to Mr. Esber at a price of $3.50 per share in January 1998. Such option vests on a monthly basis over a four-year period commencing June 1, 1997. An option to purchase 6,250 shares of Common Stock was granted to Mr. Esber at a price of $1.25 per share in June 1998. Such option vests on a monthly basis over a four-year period commencing March 1, 1998. As of December 31, 1998, both such options were vested with respect to an aggregate 9,844 shares of Common Stock.
(3) An option to purchase 1,375 shares of Common Stock was granted to Mr. Chang at a price of $3.50 per share in January 1998. Such option vests on a monthly basis over a four-year period commencing June 1, 1997. An option to purchase 38,750 shares of Common Stock was granted to Mr. Chang at a price of $1.25 per share in June 1998. Such option vests on a monthly basis over a four-year period commencing March 1, 1998. An option to purchase 25,000 shares of Common Stock was granted to Mr. Chang in October 1998. Such option vests on a monthly basis over a four-year period commencing October 22, 1998. As of December 31, 1998, all such options were vested with respect to an aggregate 8,303 shares of Common Stock.
(4) Mr. Nanneman's option was granted in June 1998. Such option vests on a monthly basis over a four-year period commencing March 1, 1998. As of December 31, 1998, such option was vested with respect to 1,312 shares of Common Stock.

  Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End
Values. The following table sets forth certain information concerning the number of options exercised by the Named Officers during the fiscal year ended December 31, 1998, and the number of shares covered by both exercisable and unexercisable stock options held by the Named Officers as of December 31, 1998. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of the Company's Common Stock as of December 31, 1998 ($3.50 per share).

   Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                                                     Options at           In-the-Money Options
                           Shares                 December 31, 1998       at December 31, 1998
                          Acquired    Value   ------------------------- -------------------------
     Name                on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
     ----                ----------- -------- ----------- ------------- ----------- -------------
Edward M. Esber, Jr.....       0       $ 0      16,875       43,125       $36,914      $94,336
Arthur G. Chang.........       0         0      15,334       68,541        17,034      122,419
Ronald J. Tchorzewski...       0         0       5,937        7,813             0            0
Donald Nanneman.........       0         0       7,563       13,187         2,872       12,440

Board of Directors Report on Option Repricing.

  Because of significant declines in the market value of the Company's Common Stock in 1997, most of the Company's outstanding options were exercisable at prices which substantially exceeded the market value of the Common Stock. In view of such declines in market value and in keeping with the Company's philosophy of utilizing equity incentive to motivate and retain qualified employees, the Board of Directors has felt it was important to regain the incentive intended to be provided by options to purchase shares of the Company's Common Stock and as such has approved stock option exchange programs.

  In January 1997, the Board of Directors approved a stock option exchange program (the "Exchange Program"), pursuant to which Ronald J. Tchorzewski, the Company's Chief Financial Officer and certain other employees holding incentive stock options and nonstatutory options under the Company's 1993 Incentive Stock Option Plan (the "Incentive Plan") were given the opportunity, within thirty (30) days of notice of such Exchange Program, to exchange such options for new options including a new vesting schedule of such new options as described below.

  Under the Exchange Program, holders of stock options on January 29, 1997 which were granted under the Incentive Plan and which had an exercise price greater than $2.375 per share (the "Old Options") were offered the opportunity to request that the Company issue new options ("New Options") having an exercise price equal to $2.375, the fair market value of a share of the Company's Common Stock on that date (the "Base Exercise Price"). The New Options vest as follows: each New Option vests at a rate of one-forty-eighth ( 1/48) of the total number of shares subject to such New Option per month from January 29, 1997; provided, however, that each New Option will not be exercisable for any shares until one year from the original vesting start date ("Vesting Start Date") of the respective Old Option. At any time on or after one year from such Vesting Start Date, all vested shares subject to such New Option shall be exercisable.

  The New Options modify only the exercise price of the Existing Options to which each relate and were issued under and are governed by the Incentive Plan under which such options were originally granted. Other than the different exercise price and the commencement of a new vesting schedule, the option agreements relating to the New Options are substantially identical to the option agreements for the Old Options they replaced.

  In December 1997, the Board of Directors approved a second stock option exchange program (the "Second Exchange Program"), pursuant to which Ronald J. Tchorzewski, the Company's Chief Financial Officer, Donald

Nanneman, the Company's Vice President of Marketing and certain other employees holding incentive stock options and nonstatutory options under the Incentive Plan were given the opportunity, within thirty (30) days of notice of such Second Exchange Program, to exchange such options for new options. The vesting schedule for the such new options was unchanged.

  Under the Second Exchange Program, holders of stock options on December 31, 1997 which were granted under the Incentive Plan and which had an exercise price greater than $0.875 per share (the "Second Old Options") were offered the opportunity to request that the Company issue new options ("Second New Options") having an exercise price equal to $0.875, the fair market value of a share of the Company's Common Stock on that date (the "Second Base Exercise Price"). Each Second New Option is exercisable according to the same vesting schedule as the corresponding Second Old Option.

  The Second New Options modify only the exercise price of the Second Existing Options to which each relate and were issued under and are governed by the Incentive Plan under which such options were originally granted. Other than the different exercise price, the option agreements relating to the Second New Options are substantially identical to the option agreements for the Second Old Options they replaced.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In February 1996, Edward M. Esber, Jr., the then Chief Executive Officer, President, Chief Financial Officer and Director of the Company, and the Company, entered into a Restricted Stock Purchase Agreement pursuant to which Mr. Esber bought 140,000 shares of the Company's Common Stock, at a price of $0.50 per share. These shares are subject to repurchase by the Company, at the original $0.50 purchase price per share, upon Mr. Esber's cessation of service prior to vesting in those shares. In conjunction with the share purchase, the Company loaned $70,000 to Mr. Esber pursuant to a promissory note secured by the 140,000 shares of restricted Common Stock purchased by Mr. Esber. Mr. Esber serves pursuant to an employment agreement under which he is entitled to severance payments. See "Beneficial Security Ownership of Management & Certain Beneficial Owners" and "Executive Compensation."

  In February 1996, Arthur G. Chang, the then Chief Operating Officer of the Company, and the Company, entered into a Restricted Stock Purchase Agreement pursuant to which Mr. Chang bought 75,000 shares of the Company's Common Stock, at a price of $0.50 per share, pursuant to the Incentive Plan. These shares are subject to repurchase by the Company, at the original $0.50 purchase price per share, upon Mr. Chang's cessation of service prior to vesting in those shares. In conjunction with the share purchase, the Company loaned $37,500 to Mr. Chang pursuant to a promissory note secured by the 75,000 shares of restricted Common Stock purchased by Mr. Chang. In addition, Mr. Chang serves pursuant to an employment arrangement at a current annual salary of $85,000.

  In April 1996, the Board of Directors approved a sale of 60,000 shares of the Company's Common Stock at a price of $0.50 per share to Mr. Esber pursuant to a Restricted Stock Purchase Agreement. In May 1996, Mr. Esber executed the Restricted Stock Purchase Agreement pursuant to which the shares are subject to repurchase by the Company, at the original $0.50 purchase price per share, upon Mr. Esber's cessation of service prior to vesting in those shares. In conjunction with the share purchase, the Company loaned $30,000 to Mr. Esber pursuant to a promissory note secured by the 60,000 shares of restricted Common Stock purchased by Mr. Esber.

  In April 1996, the Board of Directors approved the sale of 40,000 shares of the Company's Common Stock at a price of $0.50 per share to Mr. Chang pursuant to a Restricted Stock Purchase Agreement. In May 1996, Mr. Chang executed the Restricted Stock Purchase Agreement pursuant to which the shares are subject to repurchase by the Company, at the original $0.50 purchase price per share, upon Mr. Chang's cessation of service prior to vesting in those shares. In conjunction with the share purchase, the Company loaned $20,000 to Mr. Chang pursuant to a promissory note secured by the 40,000 shares of restricted Common Stock purchased by Mr. Chang.

  In August 1996, as part of its underwriting agreement with H.J. Meyers & Co., Inc. (the underwriters for the Company's Initial Public Offering), the Company agreed (for a period of 24 months from the closing of the Initial Public Offering in August 1996) to grant to H.J. Meyers & Co., Inc. the right to nominate one member of the Board of Directors. In January 1998, as part of its underwriting agreement with H.J. Meyers & Co., Inc., with respect to the Company's secondary public offering, the Company agreed to extend H.J. Meyers & Co., Inc.'s right to nominate one member of the Board of Directors for a period of 36 months from the closing of the secondary public offering in January 1998, provided such nominee is acceptable to the Company.

  In March 1997, pursuant to his employment agreement, Mr. Esber elected to forgive $45,000 of indebtedness to the Company incurred to purchase stock, in lieu of a $30,000 cash bonus for his performance in 1996. In April 1997, Mr. Esber elected to have the Company forgive $27,000 of his indebtedness to the Company incurred to purchase stock, as a one time discretionary bonus, in lieu of a proposed $18,000 increase in base salary.

  In August 1999, as part of its private placement agreement with InveStar (the lead venture fund for the Company's recent private placement), the Company agreed to grant InveStar the right to nominate one member of the Board of Directors and the right to have one observer present at each meeting of the Company's Board of Directors.

  In August 1999, as part of its private placement, the Company sold 18,443 shares and 13,832 shares to Directors Esber and Narayanan, respectively. In connection with the private placement Mr. Esber and Mr. Narayanan were issued warrants to purchase 8,254 shares of Common Stock and 6,190 shares of Common Stock, respectively, at a price of $3.00 per share. The warrants are exercisable during the 18-month period commencing September 13, 1999.

  In September 1999, pursuant to his Restricted Stock Purchase Agreements dated February 1996 and May 1996, the Company elected to forgive $57,500 of Mr. Chang's indebtedness plus accrued interest of $11,072 incurred to purchase stock.

  Unless otherwise indicated, transactions with affiliates have been made on terms no less favorable to the Company than those available from unaffiliated parties. In the future, the Company will continue to seek the most favorable terms available from both affiliates and nonaffiliates.

                    RECENT SALES OF UNREGISTERED SECURITIES

  In February 1996, a total of 642,855 shares of Series A-7 Preferred Stock were issued to accredited investors at a price of $5.00 per share for a total value of $3,214,275. Consideration for the shares consisted of cash ($1,200,500), cancellation of convertible promissory notes ($1,463,770), and exchange of shares of Series A-6 Preferred Stock. In connection with the financing, the Company also issued warrants exercisable for a total of 2,442,700 shares of Series A-7 Preferred Stock. The Company relied upon
Section 4(2) as the exemption from the registration requirements of the Securities Act of 1933, as amended. No underwriters were used and no commission was paid. See "Certain Relationships and Related Transactions."

  In June 1996, pursuant to a bridge loan financing, the Company issued convertible promissory notes totaling $1,500,000 to Ameritech and 4C Ventures which automatically converted into shares of Common Stock upon the Company's IPO. The Company also issued warrants exercisable for a total of 30,000 shares of common stock at $5.00 per share. The Company relied upon Section 4(2) as the exemption from the registration requirements of the Securities Act of 1933, as amended. No underwriters were issued and no commission was paid. See "Certain Relationships and Related Transactions."

  In August 1999, the Company sold 2,904,829 shares of its Common Stock at a price per share of $1.0844 per share to a group of investors (including certain directors) lead by a venture capital organization. In connection with the issuance of the shares the Company agreed to issue warrants to purchase 1,300,000 shares of Common Stock at a price of $3.00 per share. The warrants are exercisable during the 18-month period commencing September 13, 1999. See "Certain Relationships and Related Transactions."

                               LEGAL PROCEEDINGS

  The Company is not a party to any legal proceeding.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

  It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                  APPENDIX A

                           CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

                              OF SOLOPOINT, INC.

  Arthur G. Chang and Michael J. O'Donnell certify that:

    1. They are the President and Secretary, respectively, of SoloPoint, Inc., a California corporation (the "Corporation").

    2. Article I of the Articles of Incorporation now reads:

      "The name of this corporation is SoloPoint, Inc."

    3. Article I of the Corporation's Articles of Incorporation is hereby amended in its entirety to read as follows:

      "The name of this corporation is SoloPoint.com, Inc. (the
    "Corporation")."

    4. The second paragraph of Article III of the Corporation's Amended and Restated Articles of Incorporation now reads:

      The outstanding shares of Common Stock shall be and hereby are combined and reclassified as follows: each share of Common Stock shall be reclassified as and converted into one-third of a share of Common Stock; provided, however, that fractional shares of Common Stock will not be issued in connection with such combination and reclassification, and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation determined by multiplying such fractional share of Common Stock by three times the arithmetic mean average closing price per share of Common Stock on the Nasdaq SmallCap Market for the five trading days immediately preceding the effective date of such reclassification and conversion, as determined by the Board of Directors, such payment to be made upon such other terms and conditions as the officers of the Corporation, in their judgment, determine to be advisable and in the best interests of the Corporation.

    5. The foregoing amendments of the Amended and Restated Articles of Incorporation of the Corporation have been duly approved by the Board of Directors of the Corporation, as well as by the required vote of shareholders of the Corporation in accordance with Sections 902 and 903 of the Corporations Code and this Corporation's Amended and Restated Articles of Incorporation.

           [The remainder of this page is intentionally left blank]

  The undersigned further declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

  Executed at Palo Alto, California on September 30, 1999

                                          /s/ Arthur G. Chang
                                          -------------------------------------
                                          Arthur G. Chang, President

                                          /s/ Michael O'Donnell
                                          -------------------------------------
                                          Michael O'Donnell, Secretary

                                  APPENDIX B

                           CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

                              OF SOLOPOINT, INC.

  Arthur G. Chang and Michael J. O'Donnell certify that:

    1. They are the President and Secretary, respectively, of SoloPoint, Inc., a California corporation (the "Corporation").

    2. Article I of the Articles of Incorporation now reads:

      "The name of this corporation is SoloPoint, Inc."

    3. Article I of the Corporation's Articles of Incorporation is hereby amended in its entirety to read as follows:

      "The name of this corporation is SoloPoint.com, Inc. (the
    "Corporation")."

    4. The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the Corporations Code and this corporation's Amended and Restated Articles of Incorporation.

           [The remainder of this page is intentionally left blank]

  The undersigned further declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

  Executed at Palo Alto, California on September 30, 1999

                                           /s/ Arthur G. Chang
                                          _____________________________________
                                          Arthur G. Chang, President

                                           /s/ Michael O'Donnell
                                          _____________________________________
                                          Michael O'Donnell, Secretary

          This Proxy is solicited on behalf of the Board of Directors

                                 SOLOPOINT, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD October 26, 1999

        The undersigned shareholder of SOLOPOINT, INC., a California corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated September 30, 1999 and hereby appoints Arthur G. Chang, and Ronald J. Tchorzewski, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of SOLOPOINT, INC. to be held on Tuesday, October
26, 1999 at 11:00 a.m. local time, at 130-B Knowles, Los Gatos, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

        1. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1993 INCENTIVE STOCK PLAN (THE "INCENTIVE PLAN") TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE INCENTIVE PLAN FROM 949,250 TO 1,549,250 SHARES:

                [_] FOR         [_] AGAINST         [_] ABSTAIN

        2. TO APPROVE A PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION, AND TO AUTHORIZE THE OFFICERS OF THE COMPANY TO TAKE ALL NECESSARY ACTION, TO EFFECT A ONE TIME, ONE-FOR-THREE REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK IF AND WHEN THE COMPANY'S MANAGEMENT DETERMINES THAT SUCH A REVERSE STOCK SPLIT IS NEEDED TO ENSURE THE COMPANY'S COMPLIANCE WITH THE LISTING REQUIREMENTS OF THE NASDAQ SMALLCAP MARKET:

                [_] FOR         [_] AGAINST         [_] ABSTAIN

        3.      TO CHANGE THE COMPANY'S NAME TO "SOLOPOINT.COM, INC.";

                [_] FOR         [_] AGAINST         [_] ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE AMENDMENT OF THE 1993 INCENTIVE STOCK PLAN, FOR THE ADVANCE APPROVAL OF THE REVERSE STOCK SPLIT, FOR THE COMPANY NAME CHANGE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

        Dated:_______________, 1999             _______________________________
                                                Signature of Shareholder

                                                _______________________________
                                                (please print name)

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears on the stock certificate(s), and returned promptly in the enclosed envelope. A corporation is requested to sign its name by its authorized officer, with the office held designated. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)